UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	September 7, 2007

AmTrust Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 6th Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Item 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On September 7, 2007, AmTrust Financial Services, Inc. (the “Company”) completed the acquisition of 100% of the issued and outstanding common stock of Associated Industries Insurance Services, Inc. (“Associated”) and its wholly-owned subsidiary, Associated Industries Insurance Company, Inc. pursuant to the Stock Purchase Agreement (the “Agreement”), dated June 25, 2007, by and among the Company, Associated and the Sellers named therein. The Company paid approximately $41.2 million in consideration to the Sellers.

Item 8.01  OTHER EVENTS.

The Registrant issued a press release on September 10, 2007 announcing the completion of the acquisition of Associated. A copy of the release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.

Exhibit Number    Description
99.1	Press Release, dated September 10, 2007, issued by AmTrust Financial Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	September 12, 2007

/s/ Ronald Pipoly
Ronald Pipoly
Chief Financial Officer